EXHIBIT 23.4


                          INDEPENDENT AUDITOR'S CONSENT




The Board of Directors:


     We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated August 3, 2004, relating to the financial statements of Affiliated Holdings, Inc. appearing in the Form 10-QSB of Unicorp, Inc. for the quarter ended June 30, 2004.



Malone & Bailey, PLLC

Houston, Texas
September 30, 2004


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